                                                                      EXHIBIT 11

                    DOLE FOOD COMPANY, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)

                                                    1994      1993      1992
                                                  --------  --------  --------
PRIMARY
  Income before cumulative effect of change
    in accounting principle                       $ 67,883  $ 77,889  $ 65,213
  Cumulative effect of change in accounting
    principle                                           --        --   (49,492)
                                                  --------  --------  --------
  Net income applicable to common shares          $ 67,883  $ 77,889  $ 15,721
                                                  --------  --------  --------
                                                  --------  --------  --------

  Average number of common shares
    outstanding during the year                     59,472    59,441    59,408

  Shares issuable upon exercise of stock
    options at average prices during the
    year                                               208       261       253
                                                  --------  --------  --------
  Total primary shares                              59,680    59,702    59,661
                                                  --------  --------  --------
                                                  --------  --------  --------

  Primary earnings per common share
    Income before cumulative effect of
     change in accounting principle               $   1.14  $   1.30  $   1.09

    Cumulative effect of change in accounting
     principle                                          --        --     (0.83)
                                                  --------  --------  --------
  Net income                                      $   1.14  $   1.30  $   0.26
                                                  --------  --------  --------
                                                  --------  --------  --------

FULLY DILUTED

  Income before cumulative effect of change
    in accounting principle                       $ 67,883  $ 77,889  $ 65,213

  Cumulative effect of change in accounting
    principle                                           --        --   (49,492)
                                                  --------  --------  --------
  Net income applicable to common shares          $ 67,883  $ 77,889  $ 15,721
                                                  --------  --------  --------
                                                  --------  --------  --------
  Average number of common shares
    outstanding during the year                     59,472    59,441    59,408

  Shares issuable upon exercise of stock
    options at higher of average prices or end
    of year prices                                     208       261       262
                                                  --------  --------  --------
  Total fully diluted shares                        59,680    59,702    59,670
                                                  --------  --------  --------
                                                  --------  --------  --------

  Fully diluted earnings per common share
    Income before cumulative effect of
     change in accounting principle               $   1.14  $   1.30  $   1.09

    Cumulative effect of change in accounting
     principle                                          --        --     (0.83)
                                                  --------  --------  --------
  Net income                                      $   1.14  $   1.30  $   0.26
                                                  --------  --------  --------
                                                  --------  --------  --------